UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                    First Federal Banc of the Southwest, Inc.
                    -----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                               85-0453611
 --------------------------------------         -------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)



300 North Pennsylvania Avenue, Roswell, New Mexico              88201
---------------------------------------------------             -----
(Address of Principal Executive Offices)                      (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  |_|                                  box.  |X|


         Securities Act registration statement file number to which this form relates: 333-120729
         ----------

         Securities to be registered pursuant to Section 12(b) of the Act.

                     None                                   N/A
               -------------------               -----------------------------
              (Title of Each Class              (Name of Each Exchange on Which
               To Be So Registered)              Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.01 per share
                    ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Market Price and Dividend Information," "The Merger," "The Merger Agreement," "Description of First Federal Common Stock," and "Restrictions on Acquisition of First Federal" in the Registrant's Registration Statement on Form S-4 (Registration Number 333-120729), as filed with Securities and Exchange Commission on November 23, 2004 and as amended on February 1, 2005, March 8, 2005 and March 24, 2005, which is hereby incorporated by reference.

         For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws, reference is made to ""Description of First Federal Common Stock," "Comparison of Rights of Stockholders" and "Restrictions on Acquisition of First Federal" in the Registrant's Registration Statement on Form S-4 (Registration Number 333-120729), as filed with the Securities and Exchange Commission on November 23, 2004 and as amended on February 1, 2005, March 8, 2005 and March 24, 2005, which is hereby incorporated by reference.

Item 2.  Exhibits.
         --------

         1. Registration Statement on Form S-4 (Registration Number 333-120729) as filed with Securities and Exchange Commission on November 23, 2004 and as amended on February 1, 2005, March 8, 2005 and March 24, 2005, is hereby incorporated by reference.

         2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4 as filed with Securities and Exchange Commission on November 23, 2004 and as amended on February 1, 2005, March 8, 2005 and March 24, 2005).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4 as filed with Securities and Exchange Commission on November 23, 2004 and as amended on February 1, 2005, March 8, 2005 and March 24, 2005).

         4.       Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4.1 of the Registration Statement on Form S-4 as filed with Securities and Exchange Commission on November 23, 2004 and as amended on February 1, 2005, March 8, 2005 and March 24, 2005).

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                FIRST FEDERAL BANC OF THE
                                                SOUTHWEST, INC.



Date:   April 8, 2005                       By:  /s/ George A. Rosenbaum, Jr.
                                                --------------------------------
                                                George A. Rosenbaum, Jr.
                                                Executive Vice President and
                                                Chief Financial Officer